SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES ACT OF 1933

NUEVO ENERGY COMPANY

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0304436 (I.R.S. Employer Identification Number)

1021 Main, Suite 2100 Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. ☐

Securities Act registration statement file number to which this Form relates N/A (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Name Each Exchange on Which
Title of Each Class to be Registered	Each Class is to be Registered
Preferred Stock Purchase Rights	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

EXPLANATORY NOTE
ITEM 2. EXHIBITS.
SIGNATURE
Second Amendment to Rights Agreement

EXPLANATORY NOTE

     In connection with entering into the Agreement and Plan of Mercer (the “Merger Agreement”), dated as of February 12, 2004, by and among Plains Exploration & Production Company, a Delaware corporation (“Plains”), PXP California Inc., a Delaware corporation, and Nuevo Energy Company, a Delaware corporation (the “Registrant”), the Registrant entered into the Second Amendment to the Rights Agreement, as amended, between the Registrant and American Stock & Trust Company (as amended to date, the “Rights Agreement”) to (i) amend Section 7 of the Rights Agreement to provide that the Rights (as defined in the Rights Agreement) will expire immediately prior to the effective time of the merger contemplated by the Merger Agreement and (ii) insert a new Section 35 excepting Plains and the Merger Agreement from the Rights Agreement. The Registrant hereby amends Item 2 of the Registrant’s Form 8-A dated April 1, 1997 to add the exhibit Listed below:

ITEM 2. EXHIBITS.

1.	Second Amendment to Rights Agreement dated February 12, 2004, between the Registrant and American Stock & Trust Company

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

DATED: February 25, 2004
NUEVO ENERGY COMPANY

By: /s/ Mike Wilkes Name: Mike Wilkes Title: Chief Financial Officer